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                                                                    EXHIBIT 99.3

Preliminary Copy

                      EQUITY RESIDENTIAL PROPERTIES TRUST
                           Two North Riverside Plaza
P                           Chicago, Illinois 60606
R
O    The undersigned hereby appoints _____________________________________ , and
X    each of them, proxies, with power of substitution and revocation, acting
Y by majority of those present and voting or if only one is present and voting then that one, to vote the common shares of beneficial interest in Equity Residential Properties Trust which the undersigned is entitled to vote as designated herein, at the special meeting of shareholders to be held at __________________________, on Wednesday, May 28, 1997 at 10:00
     a.m., local time, and at any adjournment thereof, with all the powers the undersigned would possess if present.


               (Continued and to be signed on the reverse side)


     This Proxy is solicited on behalf of the Board of Trustees of Equity Residential Properties Trust.

     Please sign and date on reverse side and return promptly in the enclosed envelope. No postage need be affixed if mailed in the United States.

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[X]  Please mark your votes as in this example.

1. Approval of the merger of Equity Residential Properties Trust into Wellsford Residential Property Trust, a Maryland real estate investment trust, pursuant to an Agreement and Plan of Merger entered into between Equity Residential Properties Trust and Wellsford Residential Property Trust on January 16, 1997.

          For                       Against                        Abstain

        [_]                         [_]                            [_]

2.  Upon any other matter which may properly come before the meeting.

This Proxy, when properly executed, will be voted as instructed herein by the undersigned shareholder. If no instructions are given, this Proxy will be voted FOR Item 1.

Please sign exactly as name appears on this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares at said meeting or any adjournment thereof.

___________________________________________________________, 1997
Signature                                   Date

___________________________________________________________, 1997
Signature, if held jointly                  Date